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Freeport-McMoRan Copper & Gold Inc. Reports
Third-Quarter and Nine-Month 2009 Results

▪
Net income attributable to common stock for third-quarter 2009 was $925 million, $2.07 per share, compared with $523 million, $1.31 per share, for third-quarter 2008.  Net income attributable to common stock for the first nine months of 2009 was $1.6 billion, $3.70 per share, compared with $2.6 billion, $6.20 per share, for the first nine months of 2008.

▪
Consolidated sales from mines for third-quarter 2009 totaled 1.0 billion pounds of copper, 706 thousand ounces of gold and 16 million pounds of molybdenum, compared with 1.0 billion pounds of copper, 307 thousand ounces of gold and 19 million pounds of molybdenum for third-quarter 2008.

▪
Consolidated sales from mines for the year 2009 are expected to approximate 4.0 billion pounds of copper, 2.5 million ounces of gold and 56 million pounds of molybdenum, including 915 million pounds of copper, 425 thousand ounces of gold and 14 million pounds of molybdenum for fourth-quarter 2009.

▪
Consolidated unit net cash costs (net of by-product credits and excluding Tenke Fungurume) averaged $0.50 per pound for third-quarter 2009, compared with $1.29 per pound for third-quarter 2008.  Assuming average prices of $1,000 per ounce for gold and $10 per pound for molybdenum for the fourth quarter of 2009, consolidated unit net cash costs are estimated to average approximately $0.60 per pound for the year 2009.

▪
Operating cash flows totaled $2.0 billion for third-quarter 2009 and $2.9 billion for the first nine months of 2009.  Using estimated sales volumes and assuming average prices of $2.75 per pound for copper, $1,000 per ounce for gold and $10 per pound for molybdenum for the fourth quarter of 2009, operating cash flows for the year 2009 are estimated to exceed $4.0 billion, net of $0.3 billion in working capital requirements.

▪
Capital expenditures totaled $244 million for third-quarter 2009 and $1.1 billion for the first nine months of 2009.  FCX currently expects capital expenditures to approximate $1.4 billion for the year 2009, including $0.6 billion for sustaining capital and $0.8 billion for major projects.

▪
At September 30, 2009, total debt approximated $6.6 billion and consolidated cash approximated $2.3 billion.  During the third quarter of 2009, FCX repaid $340 million of debt through the redemption of its 6⅞% Senior Notes due 2014 and made open market purchases totaling $191 million for its 8.25% and 8.375% senior notes.  Since September 30, 2009, FCX has made additional open-market debt purchases totaling $107 million.  These transactions reduced total debt by $638 million and will result in annual interest cost savings approximating $48 million.

▪
Conversion of Preferred Stock.  During the third quarter of 2009, FCX called for redemption its 5½% Convertible Perpetual Preferred Stock.  Holders of $831 million of FCX’s preferred stock converted their shares of preferred stock into 17.9 million common shares.  Annual preferred dividend savings approximate $46 million.

▪
Common Stock Dividend.  FCX announced that its Board of Directors has reinstated an annual cash dividend on its common stock of $0.60 per share.  The Board would declare a quarterly dividend of $0.15 per share, with the initial dividend expected to be paid on February 1, 2010.

PHOENIX, AZ, October 21, 2009 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported third-quarter 2009 net income attributable to common stock of $925 million, $2.07 per share, compared with $523 million, $1.31 per share, for the third quarter of 2008.  For the nine months ended September 30, 2009, FCX reported net income attributable to common stock of $1.6 billion, $3.70 per share, compared with $2.6 billion, $6.20 per share, in the 2008 nine-month period.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, said, “Our third-quarter results reflect strong operating performance, high volumes from our Grasberg mine and improved commodity prices for our products – copper, gold and molybdenum.  We are benefiting from improvements in our cost structure, particularly at our North America mines.  We are positioned to pursue additional investments and growth opportunities within our existing asset base, when economies in the developed countries recover.  Our strong performance in 2009 has enabled our Board to reinstate a cash dividend for our shareholders.  We will continue to focus our cash flows on strengthening our balance sheet, investing in our future growth and providing cash returns to shareholders.”

SUMMARY FINANCIAL AND OPERATING DATA

	Third Quarter				Nine Months
	2009		2008		2009		2008
Financial Data (in millions, except per share amounts)
Revenuesa	$4,144		$4,616		$10,430		$15,729
Operating income	$2,084		$1,133		$4,264		$5,582
Net income	$1,203		$742		$2,222		$3,531
Net income attributable to common stockb	$925	c	$523		$1,556	c	$2,592
Diluted net income per share of common stock	$2.07	c	$1.31		$3.70	c	$6.20
Diluted weighted-average common shares outstandingd	472		447		428		449
Operating cash flows	$1,954	e	$1,545	e	$2,850	e	$3,169	e
Capital expenditures	$244		$766		$1,138		$1,929

FCX Operating Data
Copper (millions of recoverable pounds)
Production	1,015		1,024		3,125		2,845
Sales, excluding purchased metal	1,000		1,016		3,122		2,869
Average realized price per pound	$2.75		$3.14		$2.35		$3.43
Site production and delivery unit costs per poundf	$1.15		$1.66		$1.08		$1.58
Unit net cash costs per poundf	$0.50		$1.29		$0.53		$1.21
Gold (thousands of recoverable ounces)
Production	708		300		2,105		825
Sales, excluding purchased metal	706		307		2,088		852
Average realized price per ounce	$987		$869		$944		$897
Molybdenum (millions of recoverable pounds)
Production	15		21		42		57
Sales, excluding purchased metal	16		19		42		59
Average realized price per pound	$13.95		$32.11		$11.93		$31.78

a.	Includes impacts of adjustments to provisionally priced concentrate and cathode sales recognized in prior periods (see discussion beginning on page 8).

b.	After noncontrolling interests and preferred dividends.

c.
Includes losses on early extinguishment of debt totaling $31 million ($28 million to net income attributable to common stock or $0.06 per share in third-quarter 2009 and $0.07 per share in the first nine months of 2009).

d.
As applicable, diluted shares reflect the assumed conversion of FCX’s 5½% Convertible Perpetual Preferred Stock and 6¾% Mandatory Convertible Preferred Stock.  See footnote d on page IV.  In addition, the 2009 periods include 26.8 million shares of common stock sold in February 2009.

e.
Includes working capital sources (uses) of $450 million in third-quarter 2009, $568 million in third-quarter 2008, $(523) million in the first nine months of 2009 and $(1.5) billion in the first nine months of 2008.

f.
Reflects per pound weighted average site production and delivery unit costs and unit net cash costs, net of by-product credits and excluding Tenke Fungurume which is currently in start up.  For reconciliations of unit costs per pound by operating division to production and delivery costs reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

OPERATIONS

Consolidated.  Third-quarter 2009 consolidated copper sales of 1.0 billion pounds approximated third-quarter 2008 copper sales and were higher than the July 2009 estimate of 910 million pounds.  The variance to the previous estimate primarily reflects accelerated mining of a high-grade section in the Grasberg open pit previously forecast to be mined in future periods.

Third-quarter 2009 consolidated gold sales of 706 thousand ounces were significantly higher than third-quarter 2008 gold sales of 307 thousand ounces and the July 2009 estimate of 550 thousand ounces, reflecting accelerated mining of a high-grade section in the Grasberg open pit.

Consolidated molybdenum sales of 16 million pounds in the third quarter of 2009 were lower than third-quarter 2008 sales of 19 million pounds but were slightly higher than the July 2009 estimate of 15 million pounds.  The decline from the year-ago period reflects reduced demand for molybdenum in the metallurgical and chemical sectors.

Consolidated unit site production and delivery costs, excluding Tenke Fungurume, averaged $1.15 per pound of copper in third-quarter 2009, 31 percent lower than third-quarter 2008 unit costs of $1.66 per pound.  Third-quarter 2009 unit net cash costs, after by-product credits, of $0.50 per pound were significantly lower than the year-ago period of $1.29 per pound.  The improved unit cost performance primarily reflects higher ore grades at Grasberg, reduced operating rates at North America mining operations to lower production of high-cost incremental volumes, achievement of cost savings initiatives and operating efficiencies, and lower energy and other commodity-based input costs.

Assuming average prices of $2.75 per pound for copper, $1,000 per ounce for gold and $10 per pound for molybdenum for the fourth quarter of 2009, unit net cash costs are expected to average approximately $0.60 per pound for the year 2009.  Because of the impact of projected lower fourth-quarter 2009 copper and gold sales volumes from Grasberg, average unit net cash costs of $0.85 per pound for fourth-quarter 2009 are expected to be higher than third-quarter 2009 unit net cash costs.  FCX will incorporate Tenke Fungurume in its consolidated unit net cash cost disclosures upon completion of ramp-up activities, expected in 2010.

North America Copper Mines.  FCX operates five open-pit copper mines in North America (Morenci, Sierrita, Bagdad and Safford in Arizona and Tyrone in New Mexico).  By-product molybdenum is produced primarily at Sierrita and Bagdad.  All of the North America mining operations are wholly owned, except for Morenci.  FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method.

	Third Quarter		Nine Months
North America Copper Mining Operations	2009	2008	2009	2008

Copper (millions of recoverable pounds)
Production	290	374	851	1,051
Sales, excluding purchased metal	303	361	885	1,047
Average realized price per pound	$2.69	$3.42	$2.15	$3.56

Molybdenum (millions of recoverable pounds)a
Production	7	7	20	22

	Third Quarter		Nine Months
North America Copper Mining Operations	2009	2008	2009	2008

Unit net cash costs per pound of copper:
Site production and delivery, after adjustments	$1.22	$2.07	$1.26	$1.86
By-product credits, primarily molybdenum	(0.29)	(0.65)	(0.23)	(0.71)
Treatment charges	0.08	0.09	0.09	0.09
Unit net cash costsb	$1.01	$1.51	$1.12	$1.24

a.	Represents by-product production. Sales of by-product molybdenum are reflected in the molybdenum division discussion on page 8.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

Consolidated copper sales in North America totaled 303 million pounds in the third quarter of 2009, 16 percent lower than third-quarter 2008 sales.  FCX continues to operate at reduced rates at certain of its North America copper mines in response to reduced demand for copper in the western world.

For the year 2009, FCX expects sales from North America copper mines to approximate 1.2 billion pounds of copper, compared with 1.4 billion pounds of copper for 2008.  By-product molybdenum production is expected to approximate 26 million pounds in 2009, compared with 30 million pounds in 2008.  North America copper production in 2010 is currently expected to approximate 1.0 billion pounds, reflecting impacts of reduced 2009 mining activities on 2010 leaching operations.

North America unit site production and delivery costs were significantly lower in the 2009 periods as compared with the 2008 periods primarily because of cost reduction and efficiency efforts, including the impact of lower operating rates and reduced input costs, primarily for energy.  These decreases were partly offset by changes in inventory, reflecting the impact of historical production in inventory with a higher cost basis.  Molybdenum by-product credits were significantly lower in the 2009 periods compared with the 2008 periods primarily because of lower molybdenum prices.

Based on current operating plans and assuming achievement of current sales estimates, an average molybdenum price of $10 per pound for the fourth quarter of 2009 and estimates for commodity-based input costs, FCX estimates that average unit net cash costs, including molybdenum credits, for its North America copper mines would approximate $1.12 per pound of copper for the year 2009.  Unit net cash costs for the year 2009 would change by approximately $0.003 per pound for each $1 per pound change in the average price of molybdenum for the fourth quarter of 2009.

Development Activities.  FCX is initiating activities to restart copper production at the Miami mine in Arizona.  These activities will improve efficiencies of ongoing reclamation projects associated with historical mining operations at the site.  During the approximate five-year mine life, FCX expects to ramp up production to approximately 100 million pounds of copper per year by the second half of 2011.  This project, which was initially expected to require a $100 million investment, was deferred in late 2008 in response to market conditions.  FCX intends to transfer existing mining equipment from other North American sites to reduce the investment in the project to approximately $40 million.  Operating plans at the other North American sites continue to be reviewed and additional adjustments will be made in response to changes in market conditions.

South America Copper Mines.  FCX operates four copper mines in South America – Cerro Verde in Peru and Candelaria, Ojos del Salado and El Abra in Chile.  FCX owns a 53.56 percent interest in Cerro Verde, an open-pit mine currently producing both electrowon copper cathodes and copper concentrates.  FCX owns 80 percent of the Candelaria and Ojos del Salado mining complexes, which include the Candelaria open-pit and underground mines and the Ojos del Salado underground mines.  These mines use common processing facilities to produce copper concentrates.  FCX owns a 51 percent interest in El Abra, an open-pit mine producing electrowon copper cathodes.  All operations in South America are consolidated in FCX’s financial statements.

	Third Quarter		Nine Months
South America Copper Mining Operations	2009	2008	2009	2008

Copper (millions of recoverable pounds)
Production	340	394	1,046	1,116
Sales	327	391	1,040	1,122
Average realized price per pound	$2.79	$3.02	$2.43	$3.38

Gold (thousands of recoverable ounces)
Production	22	32	69	83
Sales	20	30	68	83
Average realized price per ounce	$976	$856	$935	$891

Unit net cash costs per pound of copper:
Site production and delivery, after adjustments	$1.14	$1.22	$1.05	$1.15
By-product credits, primarily gold	(0.10)	(0.15)	(0.11)	(0.13)
Treatment charges	0.15	0.09	0.15	0.16
Unit net cash costsa	$1.19	$1.16	$1.09	$1.18

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

Consolidated copper sales in South America totaled 327 million pounds in the third quarter of 2009, 16 percent lower than third-quarter 2008 sales, primarily reflecting lower ore grades at Candelaria and downtime for mill maintenance at Cerro Verde.

For the year 2009, FCX expects South America sales of 1.4 billion pounds of copper and 100 thousand ounces of gold, compared with 1.5 billion pounds of copper and 116 thousand ounces of gold for 2008.  Projected sales volumes for the year 2009 are lower than the year 2008 because of the impact of lower ore grades at Candelaria.

South America unit site production and delivery costs were slightly lower in the 2009 periods as compared with the 2008 periods primarily because of lower input costs, primarily for energy.  Treatment charges were higher in the third quarter of 2009 compared with the third quarter of 2008 because the year-ago period was reduced by prior period adjustments related to the significant decline of copper prices in the third quarter of 2008.

Assuming achievement of current sales estimates and estimates for commodity-based input costs, FCX estimates that average unit net cash costs, including gold credits, for its South America copper mines would approximate $1.11 per pound of copper for the year 2009.

Development Activities.  FCX is resuming construction activities associated with the development of the sulfide ore at El Abra.  The project, which had been deferred as a result of market conditions at the end of 2008, involves the development of a large sulfide deposit that will extend the mine life by over ten years.  Production from the sulfide ore of approximately 300 million pounds of copper per year is expected to replace the current oxide copper production that is expected to decline over the next several years.  The project will utilize a portion of the existing facilities to process the additional sulfide ore.  The capital investment for this project is expected to total $600 million through 2015, including $450 million for the initial phase of the project that is expected to be completed in 2012.

FCX has also commenced a project to optimize throughput at the existing Cerro Verde concentrator operations.  The project is expected to increase mill throughput from 108,000 metric tons of ore per day to 120,000 metric tons per day, resulting in incremental annual production of approximately 30 million pounds of copper.  The capital investment for this project is expected to total approximately $50 million.  FCX continues to study the potential for a major expansion at Cerro Verde.

Indonesia Mining.  Through its 90.64 percent owned and wholly consolidated subsidiary PT Freeport Indonesia (PT-FI), FCX operates the world’s largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia.

	Third Quarter		Nine Months
Indonesia Mining Operations	2009	2008	2009	2008

Copper (millions of recoverable pounds)
Production	331	256	1,138	678
Sales	330	264	1,131	700
Average realized price per pound	$2.77	$2.94	$2.41	$3.33

Gold (thousands of recoverable ounces)
Production	685	264	2,033	731
Sales	683	271	2,015	757
Average realized price per ounce	$988	$870	$944	$897

Unit net cash (credits) costs per pound of
copper:
Site production and delivery, after adjustments	$1.10	$1.76	$0.98	$1.84
Gold and silver credits	(2.10)	(0.93)	(1.74)	(1.04)
Treatment charges	0.24	0.24	0.22	0.28
Royalties	0.12	0.12	0.10	0.12
Unit net cash (credits) costsa	$(0.64)	$1.19	$(0.44)	$1.20

a.
For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

Indonesia copper and gold sales in the third quarter of 2009 were significantly higher than in the third quarter of 2008 as a result of mining of a higher ore grade section in the Grasberg open pit, including accelerated mining of a higher grade section previously scheduled to be mined in future periods.  At the Grasberg mine, the sequencing in mining areas with varying ore grades causes fluctuations in the timing of ore production, resulting in varying quarterly and annual sales of copper and gold.

FCX expects Indonesia sales of 1.4 billion pounds of copper and 2.4 million ounces of gold for the year 2009, compared with 1.1 billion pounds of copper and 1.2 million ounces of gold for 2008.  Gold sales for 2009 are expected to be 100 thousand ounces higher than the July 2009 estimate because of the accelerated mining of a section of the Grasberg mine previously expected to be mined in 2010.  Copper and gold sales volumes in the fourth quarter of 2009 are expected to be lower than third-quarter 2009 volumes because of mine sequencing.

PT-FI’s unit net cash (credits) costs, including gold and silver credits, averaged a net credit of $0.64 per pound of copper for the third quarter of 2009, compared with a net cost of $1.19 per pound for the third quarter of 2008.  The lower unit net cash costs in the 2009 periods primarily reflected higher copper and gold volumes.  Unit site production and delivery costs will vary with fluctuations in production volumes because of the primarily fixed nature of PT-FI’s cost structure.

Assuming achievement of current 2009 sales estimates, average gold prices of $1,000 per ounce for the fourth quarter of 2009 and current estimates for energy, currency exchange rates and other cost factors, FCX expects PT-FI’s average unit net cash costs per pound to approximate a net credit of $0.33 per pound for the year 2009.  Fourth-quarter 2009 unit net cash costs are expected to be higher than third-quarter and year-to-date 2009 average unit net cash costs because of lower projected sales volumes.  Unit net cash costs for 2009 would change by approximately $0.015 per pound for each $50 per ounce change in the average price of gold for the fourth quarter of 2009.

Africa Mining.  FCX holds an effective 57.75 percent interest in the Tenke Fungurume copper and cobalt mining concessions in the Katanga province of the Democratic Republic of Congo (DRC) and is the operator of the project. Construction activities on the initial project are substantially complete.  Copper cathode production commenced in March 2009 and achieved targeted rates in September.  The cobalt plant and sulphuric acid plant were commissioned in the third quarter and start-up issues are being addressed.  The current operations are designed to produce 250 million pounds of copper and 18 million pounds of cobalt per year.  The following table presents Tenke Fungurume’s operating results for the periods ended September 30, 2009:

	Third	Nine
Africa Mining Operations	Quarter	Months

Copper (millions of recoverable pounds)
Production	54	90
Sales	40	66
Average realized price per pound	$2.76	$2.57

The high grades of copper and cobalt in the ore at Tenke Fungurume are expected to result in an attractive cost structure once the full operation reaches design capacity.  Upon reaching design capacity in the copper and cobalt circuits and assuming average cobalt prices of $10 per pound, average unit net cash costs are targeted to be $0.50 per pound of copper or lower.  Each $2 per pound change in average prices of cobalt would impact unit net cash costs by $0.12 per pound of copper.  Costs in the initial operations will be higher as start-up issues are addressed.  FCX will incorporate Tenke Fungurume in its unit net cash cost disclosures upon completion of ramp-up activities, expected in 2010.

FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective district at Tenke Fungurume and expects its ore reserves to increase significantly over time.  These analyses are being incorporated in future plans to evaluate opportunities for expansion.  FCX plans to commence a feasibility study in the fourth quarter of 2009 to evaluate a second phase of the project, which would include optimizing the current plant and potentially increasing capacity by 50 percent.

The project was designed and constructed in a world-class fashion, using modern technology and following international standards for environmental management, occupational safety and social responsibility.  The facilities include impermeable lined tailing storage and waste-water treatment ponds, the first of their kind in the region.  FCX has made significant investments in infrastructure in the region that will have lasting benefits to the country, including upgrading a national road and the regional power generation and transmission systems.  FCX’s social and community development programs include development of local micro-enterprise businesses, agricultural capacity-building initiatives, malaria abatement programs, additional potable water wells, new medical facilities and several new schools.  The project will continue to provide important benefits to the Congolese through employment and the provision of local services and to the DRC government through substantial tax, royalty and dividend payments.

FCX is continuing to work cooperatively with the DRC government to resolve the ongoing contract review.  FCX believes its contract is fair and equitable, complies with Congolese law and is enforceable without modification.  The review process has not affected the development schedule or current operations.

Molybdenum.  FCX is the world’s largest producer of molybdenum.  FCX conducts molybdenum mining operations at its wholly owned Henderson underground mine in Colorado and sells by-product molybdenum primarily from its North America copper mines.

	Third Quarter		Nine Months
Molybdenum Mining Operations	2009	2008	2009	2008

Molybdenum (millions of recoverable pounds)
Productiona	8	13	21	33
Sales, excluding purchased metalb	16	19	42	59
Average realized price per pound	$13.95	$32.11	$11.93	$31.78
Unit net cash costs per pound of
molybdenumc	$4.69	$4.90	$5.34	$4.99

a.	Amounts reflect production at the Henderson molybdenum mine.

b.	Includes sales of molybdenum produced as a by-product at the North and South America copper mines.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

In the third quarter of 2009, consolidated molybdenum sales from the Henderson mine and by-product mines totaled 16 million pounds, 16 percent lower than third-quarter 2008 sales.  Molybdenum markets have been significantly affected by the downturn in global economic conditions; as a result, FCX continues to operate its Henderson primary molybdenum mine at 60 percent of capacity.  However, molybdenum prices in recent months have improved from the $9.50 per pound level at the start of 2009.  FCX has restarted the molybdenum circuit at the Cerro Verde mine, which produced 3 million pounds in 2008, and will continue to review and adjust its operating plans to reflect market conditions.

For the year 2009, FCX expects molybdenum sales from its mines to approximate 56 million pounds, compared with 71 million pounds in 2008.  The weekly average Metals Week Molybdenum Dealer Oxide price as of October 20, 2009, was $12.25 per pound.

Unit net cash costs were lower in the third quarter of 2009 compared with the third quarter of 2008 primarily because of cost reduction efforts, partly offset by lower volumes.  Unit net cash costs were higher in the first nine months of 2009 compared with the first nine months of 2008, primarily because of lower volumes.  Assuming achievement of current 2009 sales estimates, FCX estimates 2009 average unit net cash costs for its Henderson mine will approximate $5.60 per pound of molybdenum.

EXPLORATION ACTIVITIES

FCX is conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support additional future production capacity in the large mineral districts where it currently operates.  Significantly expanded drilling activities during 2007 and 2008 were successful in providing significant reserve additions and in identifying potential additional ore adjacent to existing ore bodies.  Results indicate opportunities for significant future potential reserve additions at Morenci, Sierrita and Bagdad in North America; Cerro Verde in South America and in the Tenke Fungurume district.

Exploration spending in 2009 is estimated to approximate $75 million, compared with $248 million in 2008.  FCX continues to analyze exploratory data gained through the core drilling previously undertaken in addition to conducting new activities.

PROVISIONAL PRICING AND OTHER

For the first nine months of 2009, approximately 56 percent of FCX’s mined copper was sold in concentrate, 23 percent as cathode and 21 percent as rod (principally from North America operations).  Under the long-established structure of sales agreements prevalent in the industry, substantially all of

FCX’s concentrate and cathode sales are provisionally priced at the time of shipment.  The provisional prices are finalized in a contractually specified future period (generally one to four months from the shipment date) primarily based on quoted London Metal Exchange (LME) prices.  Because a significant portion of FCX’s concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period.

At June 30, 2009, 434 million pounds of copper (net of intercompany sales, forward sales contracts and noncontrolling interests) were provisionally priced at an average of $2.25 per pound.  Adjustments to the June 30, 2009, provisionally priced copper sales (net of forward copper sales contracts) resulted in an increase to consolidated revenues of $237 million ($116 million to net income attributable to common stock or $0.25 per share) in the third quarter of 2009, compared with a decrease of $280 million ($126 million to net income attributable to common stock or $0.28 per share) in the third quarter of 2008.  Adjustments to prior year provisionally priced copper sales in the first nine months of 2009 resulted in an increase to consolidated revenues of $132 million ($61 million to net income attributable to common stock or $0.14 per share) in the 2009 nine-month period, compared with an increase of $268 million ($114 million to net income attributable to common stock or $0.25 per share) in the 2008 nine-month period.

LME copper prices averaged $2.65 per pound during the third quarter of 2009, compared with FCX’s recorded average price of $2.75 per pound.  Approximately half of FCX’s consolidated copper sales during the third quarter were provisionally priced at the time of shipment and are subject to final pricing over the next several months.  At September 30, 2009, FCX had copper sales of 398 million pounds of copper (net of intercompany sales and noncontrolling interests) priced at an average of $2.79 per pound, subject to final pricing over the next several months.  Each $0.05 change in the price from the September 30, 2009, price for provisionally priced sales would have an approximate $13 million effect on FCX’s 2009 net income attributable to common stock.  The LME closing settlement price for copper on October 20, 2009, was $2.92 per pound.

FCX defers recognizing profits on PT-FI’s and its South America sales to Atlantic Copper and on 25 percent of PT-FI’s sales to PT Smelting, PT-FI’s 25 percent-owned Indonesian smelting unit, until final sales to third parties occur.  Changes in these net deferrals resulted in reductions to FCX’s net income attributable to common stock totaling $29 million, $0.06 per share, in the third quarter of 2009 and $124 million, $0.29 per share, in the first nine months of 2009.  For the 2008 periods, changes in these net deferrals resulted in additions to FCX’s net income attributable to common stock of $33 million, $0.07 per share, in both the third quarter and in the first nine months of 2008.  At September 30, 2009, FCX’s net deferred profits on PT-FI and South America concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods’ net income attributable to common stock totaled $152 million.

CASH, DEBT and EQUITY

At September 30, 2009, FCX had consolidated cash of $2.3 billion.  Net of noncontrolling interests’ share, taxes and other costs, cash available to parent company is $1.7 billion as shown below (in millions):

	September 30,
	2009
Cash at domestic companies	$709	a
Cash at international operations	1,560
Total consolidated cash	2,269
Less: Noncontrolling interests’ share	(405)
Cash, net of noncontrolling interests’ share	1,864
Withholding taxes and other	(185)
Net cash available to parent company	$1,679

a.	Includes cash at FCX’s parent and North America mining operations.

At September 30, 2009, FCX had $6.6 billion in debt.  FCX had no borrowings and $73 million of letters of credit issued under its revolving credit facilities, resulting in total availability of approximately $1.4 billion at September 30, 2009.

During the third quarter of 2009 and through October 20, 2009, FCX repaid $638 million in debt through the redemption of its 6⅞% Senior Notes due 2014 and open-market purchases of its 8.25% Senior Notes due 2015 and 8.375% Senior Notes due 2017 at a cost of $672 million.  Annual interest cost savings associated with these transactions approximate $48 million.  Losses on early extinguishments of debt totaled $31 million ($28 million to net income attributable to common stock or $0.06 per share in the third quarter of 2009 and $0.07 per share in the first nine months of 2009) for the third-quarter transactions and are expected to approximate $10 million ($9 million to net income attributable to common stock in the fourth quarter of 2009) for the recent October transactions.  FCX may consider additional opportunities to prepay debt in advance of scheduled maturities.

FCX’s debt maturities through 2011 are indicated in the table below (in millions).

2009	$26
2010	20
2011	119
Total 2009 - 2011	$165

In September 2009, FCX called for redemption its remaining shares of 5½% Convertible Perpetual Preferred Stock.  Of the 831,554 shares outstanding at the time of the call, 830,529 shares converted into 17.9 million shares of FCX common stock and the remaining 1,025 shares were redeemed for approximately $1 million cash.  The conversions and redemptions of these preferred shares will result in preferred dividend savings of approximately $46 million per year.

At September 30, 2009, FCX had 430 million common shares outstanding.  Assuming conversion of FCX’s 6¾% Mandatory Convertible Preferred Stock, which automatically convert on May 1, 2010, FCX would have between 469 million and 477 million common shares outstanding (depending on the applicable market price of FCX’s common stock).

OUTLOOK

Projected sales volumes for 2009 approximate 4.0 billion pounds of copper, 2.5 million ounces of gold and 56 million pounds of molybdenum, including 915 million pounds of copper, 425 thousand ounces of gold and 14 million pounds of molybdenum in the fourth quarter of 2009.  The achievement of FCX’s sales estimates will be dependent on the achievement of targeted mining rates, the successful operation of production facilities, the impact of weather conditions and other factors.

Operating cash flows totaled $2.0 billion for the third quarter of 2009 and $2.9 billion for the first nine months of 2009.  Using estimated sales volumes for 2009 and assuming average prices of $2.75 per pound of copper, $1,000 per ounce of gold and $10 per pound of molybdenum for the fourth quarter of 2009, FCX’s consolidated operating cash flows, net of an estimated $0.3 billion of working capital requirements, are estimated to exceed $4.0 billion in 2009.  Working capital requirements principally reflect final settlements with customers in early 2009 of prior year provisionally priced sales.  The impact of price changes on FCX’s operating cash flows over the fourth quarter of 2009 would approximate $80 million for each $0.10 per pound change for copper, $30 million for each $50 per ounce change for gold and $5 million for each $1 per pound change for molybdenum.

Capital expenditures totaled $244 million for the third quarter of 2009 and $1.1 billion for the first nine months of 2009.  FCX’s capital expenditures are currently estimated to approximate $1.4 billion for 2009 and $1.4 billion for 2010.  Capital expenditures for major projects in 2009 are expected to approximate $0.8 billion, which primarily includes Tenke Fungurume (substantially all of which has been funded through September 30, 2009) and underground development activities at Grasberg.  Capital expenditures for major projects in 2010 are expected to approximate $0.7 billion, which primarily includes underground development activities at Grasberg and the sulfide ore project at El Abra.  Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

FINANCIAL POLICY

FCX has a long-standing tradition of seeking to build shareholder values through pursuing development projects with high rates of return and returning cash to shareholders through common stock dividends and share purchases.  FCX is committed to maintaining a strong balance sheet.

FCX announced separately today that its Board has reinstated an annual cash dividend on its common stock of $0.60 per share.  The Board would declare a quarterly dividend of $0.15 per share, with the initial dividend expected to be paid on February 1, 2010.  The Board will continue to review FCX’s financial policy on an ongoing basis.

-----------------------------------------------------------------------

FCX is a leading international mining company with headquarters in Phoenix, Arizona.  FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum.  FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world’s largest producer of molybdenum.

The company’s portfolio of assets includes the Grasberg mining complex, the world’s largest copper and gold mine in terms of recoverable reserves, significant mining operations in the Americas, including the large scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America, and the Tenke Fungurume minerals district in the DRC.  Additional information about FCX is available on FCX’s web site at “www.fcx.com.”

Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future.  Forward-looking statements are all statements other than historical facts, such as statements regarding projected ore grades and milling rates, projected sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, the impact of copper, gold, molybdenum and cobalt price changes, and potential prepayments of debt, future dividend payments and open market purchases of FCX common stock.  The declaration and payment of dividends is at the discretion of FCX’s Board of Directors and will depend on FCX’s financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.  Accuracy of the forward-looking statements depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  FCX cautions readers that it assumes no obligation to update the forward-looking statements in this press release and does not intend to update the forward-looking statements more frequently than quarterly.  Additionally, important factors that might cause future results to differ from results anticipated by forward-looking statements include mine sequencing, production rates, industry risks, commodity prices, political risks, the potential effects of the recent violence in Indonesia, potential outcomes of the contract review process in the Democratic Republic of Congo, weather-related risks, labor relations, currency translation risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC.

This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum.  As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

A copy of this release is available on FCX’s web site at www.fcx.com.  A conference call with securities analysts about third-quarter 2009 results is scheduled for today at 10:00 a.m. Eastern Time.  The conference call will be broadcast on the Internet along with slides.  Interested parties may listen to the conference call live and view the slides by accessing “www.fcx.com”.  A replay of the webcast will be available through Friday, November 20, 2009.

# # #

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended September 30,
COPPER	Production				Sales
(millions of recoverable pounds)	2009		2008		2009		2008
MINED COPPER (FCX’s net interest in %)
North America
Morenci (85%)	107	a	163	a	114	a	160	a
Bagdad (100%)	59		59		59		57
Sierrita (100%)	41		46		44		45
Safford (100%)	48		43		46		33
Tyrone (100%)	22		21		23		19
Chino (100%)	9		36		12		42
Miami (100%)	4		5		4		4
Other (100%)	-		1		1		1
Total North America	290		374		303		361

South America
Cerro Verde (53.56%)	161		174		157		173
Candelaria/Ojos del Salado (80%)	88		128		80		122
El Abra (51%)	91		92		90		96
Total South America	340		394		327		391

Indonesia
Grasberg (90.64%)	331	b	256	b	330	b	264	b
Africa
Tenke Fungurume (57.75%)	54		-		40		-

Consolidated	1,015		1,024		1,000		1,016

Less noncontrolling participants’ share	191		176		180		176
Net	824		848		820		840

Consolidated sales from mines					1,000		1,016
Purchased copper					47		122
Total consolidated sales					1,047		1,138

Average realized price per pound					$2.75		$3.14

GOLD
(thousands of recoverable ounces)
MINED GOLD (FCX’s net interest in %)
North America (100%)	1		4		3		6
South America (80%)	22		32		20		30
Indonesia (90.64%)	685	b	264	b	683	b	271	b
Consolidated	708		300		706		307

Less noncontrolling participants’ share	69		31		69		31
Net	639		269		637		276

Consolidated sales from mines					706		307
Purchased gold					-	c	-	c
Total consolidated sales					706		307

Average realized price per ounce					$987		$869

MOLYBDENUM
(millions of recoverable pounds)
MINED MOLYBDENUM (FCX’s net interest in %)
Henderson (100%)	8		13		N/A		N/A
By-product – North America (100%)	7	a	7	a	N/A		N/A
By-product – Cerro Verde (53.56%)	-		1		N/A		N/A
Consolidated	15		21		16		19

Less noncontrolling participants’ share	-		-	c	-	c	-	c
Net	15		21		16		19

Consolidated sales from mines					16		19
Purchased molybdenum					1		2
Total consolidated sales					17		21

Average realized price per pound					$13.95		$32.11

a. Amounts are net of Morenci’s joint venture partner’s 15 percent interest.
b. Amounts are net of Grasberg’s joint venture partner’s interest, which varies in accordance with the terms of the joint venture agreement.
c. Amount rounds to less than 1 million.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
COPPER	Production				Sales
(millions of recoverable pounds)	2009		2008		2009		2008
MINED COPPER (FCX’s net interest in %)
North America
Morenci (85%)	323	a	464	a	349	a	478	a
Bagdad (100%)	169		165		166		164
Sierrita (100%)	125		136		127		132
Safford (100%)	131		89		125		66
Tyrone (100%)	64		52		63		49
Chino (100%)	27		127		42		139
Miami (100%)	12		14		12		14
Other (100%)	-		4		1		5
Total North America	851		1,051		885		1,047

South America
Cerro Verde (53.56%)	497		519		498		522
Candelaria/Ojos del Salado (80%)	282		325		275		326
El Abra (51%)	267		272		267		274
Total South America	1,046		1,116		1,040		1,122

Indonesia
Grasberg (90.64%)	1,138	b	678	b	1,131	b	700	b
Africa
Tenke Fungurume (57.75%)	90		-		66		-

Consolidated	3,125		2,845		3,122		2,869

Less noncontrolling participants’ share	563		503		550		507
Net	2,562		2,342		2,572		2,362

Consolidated sales from mines					3,122		2,869
Purchased copper					138		423
Total consolidated sales					3,260		3,292

Average realized price per pound					$2.35		$3.43

GOLD
(thousands of recoverable ounces)
MINED GOLD (FCX’s net interest in %)
North America (100%)	3		11		5		12
South America (80%)	69		83		68		83
Indonesia (90.64%)	2,033	b	731	b	2,015	b	757	b
Consolidated	2,105		825		2,088		852

Less noncontrolling participants’ share	204		85		203		87
Net	1,901		740		1,885		765

Consolidated sales from mines					2,088		852
Purchased gold					-	c	1
Total consolidated sales					2,088		853

Average realized price per ounce					$944		$897

MOLYBDENUM
(millions of recoverable pounds)
MINED MOLYBDENUM (FCX’s net interest in %)
Henderson (100%)	21		33		N/A		N/A
By-product – North America (100%)	20	a	22	a	N/A		N/A
By-product – Cerro Verde (53.56%)	1		2		N/A		N/A
Consolidated	42		57		42		59

Less noncontrolling participants’ share	1		1		1		1
Net	41		56		41		58

Consolidated sales from mines					42		59
Purchased molybdenum					4		6
Total consolidated sales					46		65

Average realized price per pound					$11.93		$31.78

a. Amounts are net of Morenci’s joint venture partner’s 15 percent interest.
b. Amounts are net of Grasberg’s joint venture partner’s interest, which varies in accordance with the terms of the joint venture agreement.
c. Amount rounds to less than 1 million.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
100% North America Copper Mines Operating Data
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	519,200	1,067,000	580,200	1,100,300
Average copper ore grade (percent)	0.30	0.23	0.30	0.22
Copper production (millions of recoverable pounds)	216	251	639	683

Mill Operations
Ore milled (metric tons per day)	166,300	247,900	172,500	249,800
Average ore grades (percent):
Copper	0.32	0.40	0.33	0.40
Molybdenum	0.03	0.02	0.03	0.02
Copper recovery rate (percent)	86.8	83.5	85.7	83.1
Production (millions of recoverable pounds):
Copper	93	151	270	450
Molybdenum (by-product)	7	7	20	22

100% South America Copper Mines Operating Data
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	251,500	273,400	254,100	279,600
Average copper ore grade (percent)	0.46	0.45	0.45	0.44
Copper production (millions of recoverable pounds)	142	139	420	418

Mill Operations
Ore milled (metric tons per day)	174,200	189,800	181,000	179,300
Average ore grades (percent):
Copper	0.66	0.78	0.67	0.75
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	89.0	87.8	89.4	89.5
Production (millions of recoverable pounds):
Copper	198	255	626	698
Molybdenum	-	1	1	2

100% Indonesia Mining Operating Data
Ore milled (metric tons per day)	241,200	193,000	238,800	185,400
Average ore grades:
Copper (percent)	0.90	0.82	1.04	0.76
Gold (grams per metric ton)	1.33	0.61	1.32	0.59
Recovery rates (percent):
Copper	90.7	89.8	90.7	89.8
Gold	84.7	78.0	83.5	78.6
Production (recoverable):
Copper (millions of pounds)	385	274	1,298	725
Gold (thousands of ounces)	799	264	2,267	731

100% Africa Mining Operating Data
Ore milled (metric tons per day)	7,900	-	7,100	-
Average copper ore grade (percent)	3.66	-	3.44	-
Copper recovery rate (percent)	89.3	-	90.5	-
Copper production (millions of recoverable pounds)	54	-	90	-

100% Primary Molybdenum Operating Data
Henderson Molybdenum Mine Operations
Ore milled (metric tons per day)	17,600	27,800	14,800	26,500
Average molybdenum ore grade (percent)	0.26	0.25	0.26	0.23
Molybdenum production (millions of recoverable pounds)	8	13	21	33

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2009		2008		2009		2008
	(In Millions, Except Per Share Amounts)
Revenues	$4,144	a	$4,616	a	$10,430	a	$15,729	a
Cost of sales:
Production and delivery	1,715		2,857		5,086		8,294
Depreciation, depletion and amortization	252		442		740		1,322
Lower of cost or market inventory adjustments	-		17	b	19	b	22	b
Total cost of sales	1,967		3,316		5,845		9,638
Selling, general and administrative expenses	74		90		225		300
Exploration and research expenses	19		77		73		209
Restructuring and other charges	-		-		23	c	-
Total costs and expenses	2,060		3,483		6,166		10,147
Operating income	2,084		1,133		4,264		5,582
Interest expense, net	(162)		(139)		(451)		(444)
Losses on early extinguishment of debt	(31)		-		(31)		(6)
Other income and expense, net	(7)		(14)		(24)		10
Income before income taxes and equity in affiliated companies’
net earnings	1,884		980		3,758		5,142
Provision for income taxes	(684)		(240)		(1,557)		(1,627)
Equity in affiliated companies’ net earnings	3		2		21		16
Net income	1,203		742		2,222		3,531
Net income attributable to noncontrolling interests	(224)		(155)		(492)		(748)
Preferred dividends	(54)		(64)		(174)		(191)
Net income attributable to FCX common stockholders	$925		$523		$1,556		$2,592

Net income per share attributable to FCX common stockholders:
Basic	$2.23		$1.37		$3.80		$6.78
Diluted	$2.07	d	$1.31	d	$3.70	d	$6.20	d

Weighted-average common shares outstanding:
Basic	416		382		409		383
Diluted	472	d	447	d	428	d	449	d

Dividends declared per share of common stock	$-		$0.50		$-		$1.375

a.
Includes positive (negative) adjustments to provisionally priced copper sales recognized in prior periods, totaling $237 million in third-quarter 2009, $(280) million in third-quarter 2008, $132 million in the 2009 nine-month period and $268 million in the 2008 nine-month period.

b.	Relates to copper inventories for the 2008 periods and molybdenum inventories for the 2009 nine-month period.
c.	Relates to contract cancellation costs and staff reductions primarily at the Morenci mine, partially offset by gains related to pension and postretirement special benefits and curtailments.
d.
Reflects assumed conversion of FCX’s 5½% Convertible Perpetual Preferred Stock, resulting in the exclusion of dividends totaling $5 million in third-quarter 2009, $15 million in third-quarter 2008, $28 million in the 2009 nine-month period and $45 million in the 2008 nine-month period.  Also includes assumed conversion of FCX’s 6¾% Mandatory Convertible Preferred Stock, reflecting exclusion of dividends totaling $48 million in third-quarter 2009, $49 million in third-quarter 2008 and $146 million in the 2008 nine-month period.  The 6¾% Mandatory Convertible Preferred Stock was not dilutive for the nine months ended September 30, 2009, because the dilution threshold for the nine-month period is $3.72 per share. The assumed conversions result in the inclusion of 53 million common shares in third-quarter 2009, 17 million common shares in the 2009 nine-month period and 63 million common shares in each of the 2008 periods.  In addition, the 2009 periods include 26.8 million common shares sold in February 2009.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,		December 31,
	2009		2008
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,269		$872
Trade accounts receivable	1,292		374
Income tax receivables	390		611
Other accounts receivable	174		227
Product inventories and materials and supplies, net	2,314		2,192
Mill and leach stockpiles	602		571
Other current assets	365		386
Total current assets	7,406		5,233
Property, plant, equipment and development costs, net	16,075		16,002
Long-term mill and leach stockpiles	1,294		1,145
Intangible assets, net	342		364
Trust assets	140		142
Other assets	448		467
Total assets	$25,705		$23,353

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,986		$2,766
Accrued income taxes	940		163
Current portion of reclamation and environmental liabilities	187		162
Current portion of long-term debt and short-term borrowings	44		67
Total current liabilities	3,157		3,158
Long-term debt, less current portion:
Senior notes	6,350	a	6,884
Project financing, equipment loans and other	228		250
Revolving credit facility	-		150
Total long-term debt, less current portion	6,578		7,284
Deferred income taxes	2,660		2,339
Reclamation and environmental liabilities, less current portion	2,006		1,951
Other liabilities	1,370		1,520
Total liabilities	15,771		16,252
Equity:
FCX stockholders’ equity:
5½% Convertible Perpetual Preferred Stock	-		832
6¾% Mandatory Convertible Preferred Stock	2,875		2,875
Common stock	55		51
Capital in excess of par value	15,627		13,989
Accumulated deficit	(6,711)		(8,267)
Accumulated other comprehensive loss	(224)		(305)
Common stock held in treasury	(3,413)		(3,402)
Total FCX stockholders’ equity	8,209		5,773
Noncontrolling interests	1,725		1,328
Total equity	9,934		7,101
Total liabilities and equity	$25,705		$23,353

a.
On August 20, 2009, FCX redeemed the outstanding $340 million balance of its 6⅞% Senior Notes due 2014 for $352 million (equal to a redemption price of 103.438 percent).  During the third quarter of 2009, FCX purchased in the open market $99 million of its 8.25% Senior Notes due 2015 for $107 million (an average purchase price of 107.454 percent) and $92 million of its 8.375% Senior Notes due 2017 for $99 million (an average purchase price of 107.302 percent).  From October 1 through October 20, 2009, FCX purchased in the open market $42 million of its 8.25% Senior Notes for $45 million (an average purchase price of 107.640 percent) and $65 million of its 8.375% Senior Notes for $69 million (an average purchase price of 107.282 percent).

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
	(In Millions)
Cash flow from operating activities:
Net income	$2,222	$3,531
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation, depletion and amortization	740	1,322
Lower of cost or market inventory adjustments	19	22
Stock-based compensation	75	113
Charges for reclamation and environmental liabilities, including accretion	150	141
Losses on early extinguishment of debt	31	6
Deferred income taxes	(32)	(347)
Intercompany profit on PT Freeport Indonesia sales to PT Smelting	47	(5)
Increase in long-term mill and leach stockpiles	(68)	(167)
Changes in other assets and liabilities	136	35
Amortization of intangible assets/liabilities and other, net	53	59
(Increases) decreases in working capital:
Accounts receivable	(754)	(198)
Inventories	(176)	(567)
Other current assets	88	(58)
Accounts payable and accrued liabilities	(518)	(152)
Accrued income and other taxes	913	(424)
Settlement of reclamation and environmental liabilities	(76)	(142)
Net cash provided by operating activities	2,850	3,169

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(121)	(498)
South America copper mines	(129)	(229)
Indonesia	(186)	(332)
Africa	(577)	(698)
Other	(125)	(172)
Proceeds from the sale of assets and other, net	(8)	58
Net cash used in investing activities	(1,146)	(1,871)

Cash flow from financing activities:
Net proceeds from sale of common stock	740	-
Proceeds from revolving credit facility and other debt	307	183
Repayments of revolving credit facility and other debt	(1,066)	(198)
Purchases of FCX common stock	-	(500)
Cash dividends paid:
Common stock	-	(504)
Preferred stock	(181)	(191)
Noncontrolling interests	(149)	(714)
Net (payments for) proceeds from stock-based awards	(9)	22
Excess tax benefit from stock-based awards	2	25
Contributions from noncontrolling interests	54	155
Bank fees and other	(5)	-
Net cash used in financing activities	(307)	(1,722)

Net increase (decrease) in cash and cash equivalents	1,397	(424)
Cash and cash equivalents at beginning of year	872	1,626
Cash and cash equivalents at end of period	$2,269	$1,202

VI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and per pound of molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations.  FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations.  This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP.  This measure is presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper using both a “by-product” method and a “co-product” method.  FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX’s management and Board of Directors to monitor operations.  In the co-product method presentations, costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.

In both the by-product and the co-product method calculations, FCX shows adjustments to copper revenues for prior period open sales as separate line items.  Because the copper pricing adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales.  Noncash and nonrecurring costs consist of items such as stock-based compensation costs, lower of cost or market inventory adjustments, write-offs of equipment or unusual charges.  They are removed from site production and delivery costs in the calculation of unit net cash costs.  As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$813	$813	$87	$13	$913

Site production and delivery, before net noncash
and nonrecurring costs shown below	370	331	43	7	381
By-product creditsa	(89)	-	-	-	-
Treatment charges	24	24	-	-	24
Net cash costs	305	355	43	7	405
Depreciation, depletion and amortization	66	62	3	1	66
Noncash and nonrecurring costs, net	20	19	1	-	20
Total costs	391	436	47	8	491
Revenue adjustments, primarily for hedging	6	6	-	-	6
Idle facility and other non-inventoriable costs	(22)	(22)	-	-	(22)
Gross profit	$406	$361	$40	$5	$406

Copper sales (in million pounds)	302	302
Molybdenum sales (in million pounds)c			7

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$2.69	$2.69	$13.58

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.22	1.10	6.71
By-product credits	(0.29)	-	-
Treatment charges	0.08	0.08	-
Unit net cash costs	1.01	1.18	6.71
Depreciation, depletion and amortization	0.22	0.20	0.53
Noncash and nonrecurring costs, net	0.07	0.07	0.05
Total unit costs	1.30	1.45	7.29
Revenue adjustments, primarily for hedging	0.02	0.02	-
Idle facility and other non-inventoriable costs	(0.07)	(0.07)	-
Gross profit per pound	$1.34	$1.19	$6.29

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$913	$381	$66
Net noncash and nonrecurring costs per above	N/A	20	N/A
Treatment charges per above	N/A	24	N/A
Revenue adjustments, primarily for
hedging per above	6	N/A	N/A
Eliminations and other	1	26	4
North America copper mines	920	451	70
South America copper mines	1,018	379	67
Indonesia mining	1,656	369	64
Africa mining	113	89	20
Molybdenum	258	177	13
Rod & Refining	963	957	2
Atlantic Copper Smelting & Refining	495	493	9
Corporate, other & eliminations	(1,279)	(1,200)	7
As reported in FCX’s consolidated financial statements	$4,144	$1,715	$252

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$1,236	$1,236		$231	$22	$1,489

Site production and delivery, before net noncash
and nonrecurring costs shown below	747	648		105	11	764
By-product creditsa	(236)	-		-	-	-
Treatment charges	32	31		-	1	32
Net cash costs	543	679		105	12	796
Depreciation, depletion and amortization	188	167		19	2	188
Noncash and nonrecurring costs, net	33	31		1	1	33
Total costs	764	877		125	15	1,017
Revenue adjustments, primarily for hedging	(83)	(83)		-	-	(83)
Idle facility and other non-inventoriable costs	(16)	(15)		(1)	-	(16)
Gross profit	$373	$261		$105	$7	$373

Copper sales (in million pounds)	361	361
Molybdenum sales (in million pounds)c				7

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$3.42	$3.42		$33.47

Site production and delivery, before net noncash
and nonrecurring costs shown below	2.07	1.79		15.30
By-product credits	(0.65)	-		-
Treatment charges	0.09	0.09		-
Unit net cash costs	1.51	1.88		15.30
Depreciation, depletion and amortization	0.52	0.46		2.75
Noncash and nonrecurring costs, net	0.09	0.09		0.14
Total unit costs	2.12	2.43		18.19
Revenue adjustments, primarily for hedging	(0.23)	(0.23)		-
Idle facility and other non-inventoriable costs	(0.04)	(0.04)		(0.03)
Gross profit per pound	$1.03	$0.72		$15.25

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$1,489	$764		$188
Net noncash and nonrecurring costs per above	N/A	33		N/A
Treatment charges per above	N/A	32		N/A
Revenue adjustments, primarily for
hedging per above	(83)	N/A		N/A
Eliminations and other	(4)	18		6
North America copper mines	1,402	847	d	194
South America copper mines	1,008	497		123
Indonesia mining	802	470		52
Africa mining	-	-		1
Molybdenum	683	417		52
Rod & Refining	1,485	1,478		2
Atlantic Copper Smelting & Refining	625	611		9
Corporate, other & eliminations	(1,389)	(1,446)		9
As reported in FCX’s consolidated financial statements	$4,616	$2,874	d	$442

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.
d. Includes lower of cost or market copper inventory adjustments of $17 million.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$1,908	$1,908		$206	$29	$2,143

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,116	1,027		107	15	1,149
By-product creditsa	(202)	-		-	-	-
Treatment charges	74	73		-	1	74
Net cash costs	988	1,100		107	16	1,223
Depreciation, depletion and amortization	197	188		7	2	197
Noncash and nonrecurring costs, net	107	105		2	-	107
Total costs	1,292	1,393		116	18	1,527
Revenue adjustments, primarily for hedging	94	94		-	-	94
Idle facility and other non-inventoriable costs	(84)	(84)		-	-	(84)
Gross profit	$626	$525		$90	$11	$626

Copper sales (in million pounds)	885	885
Molybdenum sales (in million pounds)c				20

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$2.15	$2.15		$10.52

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.26	1.16		5.46
By-product credits	(0.23)	-		-
Treatment charges	0.09	0.09		-
Unit net cash costs	1.12	1.25		5.46
Depreciation, depletion and amortization	0.22	0.21		0.37
Noncash and nonrecurring costs, net	0.12	0.12		0.08
Total unit costs	1.46	1.58		5.91
Revenue adjustments, primarily for hedging	0.11	0.11		-
Idle facility and other non-inventoriable costs	(0.09)	(0.09)		-
Gross profit per pound	$0.71	$0.59		$4.61

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$2,143	$1,149		$197
Net noncash and nonrecurring costs per above	N/A	107		N/A
Treatment charges per above	N/A	74		N/A
Revenue adjustments, primarily for
hedging per above	94	N/A		N/A
Eliminations and other	4	135		12
North America copper mines	2,241	1,465		209
South America copper mines	2,604	1,112		201
Indonesia mining	4,388	1,134		207
Africa mining	170	197		37
Molybdenum	590	477	d	35
Rod & Refining	2,329	2,314		6
Atlantic Copper Smelting & Refining	1,202	1,205		26
Corporate, other & eliminations	(3,094)	(2,799)		19
As reported in FCX’s consolidated financial statements	$10,430	$5,105	d	$740

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.
d. Includes lower of cost or market molybdenum inventory adjustments of $19 million.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$3,721	$3,721		$720	$59	$4,500

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,936	1,684		265	26	1,975
By-product creditsa	(740)	-		-	-	-
Treatment charges	100	97		-	3	100
Net cash costs	1,296	1,781		265	29	2,075
Depreciation, depletion and amortization	551	490		56	5	551
Noncash and nonrecurring costs, net	83	79		3	1	83
Total costs	1,930	2,350		324	35	2,709
Revenue adjustments, primarily for hedging	(28)	(28)		-	-	(28)
Idle facility and other non-inventoriable costs	(43)	(42)		(1)	-	(43)
Gross profit	$1,720	$1,301		$395	$24	$1,720

Copper sales (in million pounds)	1,044	1,044
Molybdenum sales (in million pounds)c				22

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$3.56	$3.56		$33.01

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.86	1.61		12.14
By-product credits	(0.71)	-		-
Treatment charges	0.09	0.09		-
Unit net cash costs	1.24	1.70		12.14
Depreciation, depletion and amortization	0.53	0.47		2.57
Noncash and nonrecurring costs, net	0.08	0.08		0.15
Total unit costs	1.85	2.25		14.86
Revenue adjustments, primarily for hedging	(0.03)	(0.03)		-
Idle facility and other non-inventoriable costs	(0.04)	(0.04)		(0.03)
Gross profit per pound	$1.64	$1.24		$18.12

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$4,500	$1,975		$551
Net noncash and nonrecurring costs per above	N/A	83		N/A
Treatment charges per above	N/A	100		N/A
Revenue adjustments, primarily for
hedging per above	(28)	N/A		N/A
Eliminations and other	(3)	58		14
North America copper mines	4,469	2,216	d	565
South America copper mines	4,043	1,391		380
Indonesia mining	2,870	1,308		145
Africa mining	-	12		3
Molybdenum	2,117	1,298		160
Rod & Refining	4,856	4,831		5
Atlantic Copper Smelting & Refining	2,014	1,960		27
Corporate, other & eliminations	(4,640)	(4,700)		37
As reported in FCX’s consolidated financial statements	$15,729	$8,316	d	$1,322

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.
d. Includes lower of cost or market copper inventory adjustments of $22 million.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other a	Total

Revenues, excluding adjustments shown below	$912	$912	$33	$945

Site production and delivery, before net noncash
and nonrecurring costs shown below	372	357	15	372
By-product credits	(33)	-	-	-
Treatment charges	50	50	-	50
Net cash costs	389	407	15	422
Depreciation, depletion and amortization	67	65	2	67
Noncash and nonrecurring costs, net	4	4	-	4
Total costs	460	476	17	493
Revenue adjustments, primarily for pricing
on prior period open sales	123	123	-	123
Other non-inventoriable costs	(8)	(8)	-	(8)
Gross profit	$567	$551	$16	$567

Copper sales (in million pounds)	327	327

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$2.79	$2.79

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.14	1.09
By-product credits	(0.10)	-
Treatment charges	0.15	0.15
Unit net cash costs	1.19	1.24
Depreciation, depletion and amortization	0.20	0.20
Noncash and nonrecurring costs, net	0.01	0.02
Total unit costs	1.40	1.46
Revenue adjustments, primarily for pricing
on prior period open sales	0.37	0.37
Other non-inventoriable costs	(0.03)	(0.02)
Gross profit per pound	$1.73	$1.68

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$945	$372	$67
Net noncash and nonrecurring costs per above	N/A	4	N/A
Less: Treatment charges per above	(50)	N/A	N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	123	N/A	N/A
Eliminations and other	-	3	-
South America copper mines	1,018	379	67
North America copper mines	920	451	70
Indonesia mining	1,656	369	64
Africa mining	113	89	20
Molybdenum	258	177	13
Rod & Refining	963	957	2
Atlantic Copper Smelting & Refining	495	493	9
Corporate, other & eliminations	(1,279)	(1,200)	7
As reported in FCX’s consolidated financial statements	$4,144	$1,715	$252

a. Includes gold and silver product revenues and production costs.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Other a	Total

Revenues, excluding adjustments shown below	$1,181	$1,181		$62	$1,243

Site production and delivery, before net noncash
and nonrecurring costs shown below	476	453		27	480
By-product credits	(58)	-		-	-
Treatment charges	36	36		-	36
Net cash costs	454	489		27	516
Depreciation, depletion and amortization	122	117		5	122
Noncash and nonrecurring costs, net	13	12		1	13
Total costs	589	618		33	651
Revenue adjustments, primarily for pricing
on prior period open sales	(198)	(198)		-	(198)
Other non-inventoriable costs	(5)	(4)		(1)	(5)
Gross profit	$389	$361		$28	$389

Copper sales (in million pounds)	391	391

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$3.02	$3.02

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.22	1.16
By-product credits	(0.15)	-
Treatment charges	0.09	0.09
Unit net cash costs	1.16	1.25
Depreciation, depletion and amortization	0.32	0.30
Noncash and nonrecurring costs, net	0.03	0.03
Total unit costs	1.51	1.58
Revenue adjustments, primarily for pricing
on prior period open sales	(0.51)	(0.51)
Other non-inventoriable costs	(0.01)	(0.01)
Gross profit per pound	$0.99	$0.92

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$1,243	$480		$122
Net noncash and nonrecurring costs per above	N/A	13		N/A
Less: Treatment charges per above	(36)	N/A		N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	(198)	N/A		N/A
Eliminations and other	(1)	4		1
South America copper mines	1,008	497		123
North America copper mines	1,402	847	b	194
Indonesia mining	802	470		52
Africa mining	-	-		1
Molybdenum	683	417		52
Rod & Refining	1,485	1,478		2
Atlantic Copper Smelting & Refining	625	611		9
Corporate, other & eliminations	(1,389)	(1,446)		9
As reported in FCX’s consolidated financial statements	$4,616	$2,874	b	$442

a. Includes gold, silver and molybdenum product revenues and production costs.
b. Includes lower of cost or market copper inventory adjustments of $17 million.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Other a	Total

Revenues, excluding adjustments shown below	$2,530	$2,530		$117	$2,647

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,088	1,026		68	1,094
By-product credits	(111)	-		-	-
Treatment charges	152	152		-	152
Net cash costs	1,129	1,178		68	1,246
Depreciation, depletion and amortization	201	194		7	201
Noncash and nonrecurring costs, net	7	8		(1)	7
Total costs	1,337	1,380		74	1,454
Revenue adjustments, primarily for pricing
on prior period open sales	108	108		-	108
Other non-inventoriable costs	(25)	(21)		(4)	(25)
Gross profit	$1,276	$1,237		$39	$1,276

Copper sales (in million pounds)	1,040	1,040

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$2.43	$2.43

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.05	0.99
By-product credits	(0.11)	-
Treatment charges	0.15	0.14
Unit net cash costs	1.09	1.13
Depreciation, depletion and amortization	0.19	0.19
Noncash and nonrecurring costs, net	0.01	0.01
Total unit costs	1.29	1.33
Revenue adjustments, primarily for pricing
on prior period open sales	0.11	0.11
Other non-inventoriable costs	(0.02)	(0.02)
Gross profit per pound	$1.23	$1.19

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$2,647	$1,094		$201
Net noncash and nonrecurring costs per above	N/A	7		N/A
Less: Treatment charges per above	(152)	N/A		N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	108	N/A		N/A
Eliminations and other	1	11		-
South America copper mines	2,604	1,112		201
North America copper mines	2,241	1,465		209
Indonesia mining	4,388	1,134		207
Africa mining	170	197		37
Molybdenum	590	477	b	35
Rod & Refining	2,329	2,314		6
Atlantic Copper Smelting & Refining	1,202	1,205		26
Corporate, other & eliminations	(3,094)	(2,799)		19
As reported in FCX’s consolidated financial statements	$10,430	$5,105	b	$740

a. Includes gold, silver and molybdenum product revenues and production costs.
b. Includes lower of cost or market molybdenum inventory adjustments of $19 million.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Other a	Total

Revenues, excluding adjustments shown below	$3,794	$3,794		$167	$3,961

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,294	1,243		64	1,307
By-product credits	(154)	-		-	-
Treatment charges	180	180		-	180
Net cash costs	1,320	1,423		64	1,487
Depreciation, depletion and amortization	379	365		14	379
Noncash and nonrecurring costs, net	69	68		1	69
Total costs	1,768	1,856		79	1,935
Revenue adjustments, primarily for pricing
on prior period open sales	232	232		-	232
Other non-inventoriable costs	(24)	(22)		(2)	(24)
Gross profit	$2,234	$2,148		$86	$2,234

Copper sales (in million pounds)	1,122	1,122

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$3.38	$3.38

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.15	1.11
By-product credits	(0.13)	-
Treatment charges	0.16	0.16
Unit net cash costs	1.18	1.27
Depreciation, depletion and amortization	0.34	0.32
Noncash and nonrecurring costs, net	0.06	0.06
Total unit costs	1.58	1.65
Revenue adjustments, primarily for pricing
on prior period open sales	0.21	0.21
Other non-inventoriable costs	(0.02)	(0.03)
Gross profit per pound	$1.99	$1.91

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$3,961	$1,307		$379
Net noncash and nonrecurring costs per above	N/A	69		N/A
Less: Treatment charges per above	(180)	N/A		N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	232	N/A		N/A
Eliminations and other	30	15		1
South America copper mines	4,043	1,391		380
North America copper mines	4,469	2,216	b	565
Indonesia mining	2,870	1,308		145
Africa mining	-	12		3
Molybdenum	2,117	1,298		160
Rod & Refining	4,856	4,831		5
Atlantic Copper Smelting & Refining	2,014	1,960		27
Corporate, other & eliminations	(4,640)	(4,700)		37
As reported in FCX’s consolidated financial statements	$15,729	$8,316	b	$1,322

a. Includes gold, silver and molybdenum product revenues and production costs.
b. Includes lower of cost or market copper inventory adjustments of $22 million.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total

Revenues, excluding adjustments shown below	$917	$917	$678	$17	$1,612

Site production and delivery, before net noncash
and nonrecurring costs shown below	365	208	153	4	365
Gold and silver credits	(695)	-	-	-	-
Treatment charges	79	45	33	1	79
Royalty on metals	39	22	17	-	39
Net cash (credits) costs	(212)	275	203	5	483
Depreciation and amortization	64	37	27	-	64
Noncash and nonrecurring costs, net	4	2	2	-	4
Total (credits) costs	(144)	314	232	5	551
Revenue adjustments, primarily for pricing on
prior period open sales	162	162	-	-	162
PT Smelting intercompany profit	(10)	(5)	(4)	(1)	(10)
Gross profit	$1,213	$760	$442	$11	$1,213

Sales
Copper (in million pounds)	330	330
Gold (in thousand ounces)			683
Silver (in thousand ounces)				1,105

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$2.77	$2.77	$987.55	$15.54

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.10	0.63	224.69	3.51
Gold and silver credits	(2.10)	-	-	-
Treatment charges	0.24	0.13	48.33	0.76
Royalty on metals	0.12	0.07	24.24	0.38
Unit net cash (credits) costs	(0.64)	0.83	297.26	4.65
Depreciation and amortization	0.20	0.11	39.82	0.62
Noncash and nonrecurring costs, net	0.01	0.01	2.42	0.04
Total unit (credits) costs	(0.43)	0.95	339.50	5.31
Revenue adjustments, primarily for pricing on
prior period open sales	0.49	0.49	4.80	(0.02)
PT Smelting intercompany profit	(0.02)	(0.01)	(5.65)	(0.09)
Gross profit per pound/ounce	$3.67	$2.30	$647.20	$10.12

Reconciliation to Amounts Reported		Production	Depreciation,
		and	Depletion and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,612	$365	$64
Net noncash and nonrecurring costs per above	N/A	4	N/A
Less: Treatment charges per above	(79)	N/A	N/A
Royalty on metals per above	(39)	N/A	N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	162	N/A	N/A
Indonesia mining	1,656	369	64
North America copper mines	920	451	70
South America copper mines	1,018	379	67
Africa mining	113	89	20
Molybdenum	258	177	13
Rod & Refining	963	957	2
Atlantic Copper Smelting & Refining	495	493	9
Corporate, other & eliminations	(1,279)	(1,200)	7
As reported in FCX’s consolidated financial statements	$4,144	$1,715	$252

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Gold	Silver	Total

Revenues, excluding adjustments shown below	$783	$783		$233	$11	$1,027

Site production and delivery, before net noncash
and nonrecurring costs shown below	466	355		106	5	466
Gold and silver credits	(244)	-		-	-	-
Treatment charges	63	48		14	1	63
Royalty on metals	32	24		8	-	32
Net cash costs	317	427		128	6	561
Depreciation and amortization	52	40		12	-	52
Noncash and nonrecurring costs, net	4	3		1	-	4
Total costs	373	470		141	6	617
Revenue adjustments, primarily for pricing on
prior period open sales	(130)	(130)		-	-	(130)
PT Smelting intercompany profit	10	8		2	-	10
Gross profit	$290	$191		$94	$5	$290

Sales
Copper (in million pounds)	264	264
Gold (in thousand ounces)				271
Silver (in thousand ounces)					812

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$2.94	$2.94		$870.08	$14.21

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.76	1.34		390.55	6.18
Gold and silver credits	(0.93)	-		-	-
Treatment charges	0.24	0.18		52.81	0.84
Royalty on metals	0.12	0.09		26.30	0.42
Unit net cash costs	1.19	1.61		469.66	7.44
Depreciation and amortization	0.20	0.15		44.45	0.70
Noncash and nonrecurring costs, net	0.02	0.02		3.70	0.06
Total unit costs	1.41	1.78		517.81	8.20
Revenue adjustments, primarily for pricing on
prior period open sales	(0.47)	(0.47)		(8.72)	(0.57)
PT Smelting intercompany profit	0.04	0.03		8.38	0.13
Gross profit per pound/ounce	$1.10	$0.72		$351.93	$5.57

Reconciliation to Amounts Reported		Production		Depreciation,
		and		Depletion and
(In Millions)	Revenues	Delivery		Amortization
Totals presented above	$1,027	$466		$52
Net noncash and nonrecurring costs per above	N/A	4		N/A
Less: Treatment charges per above	(63)	N/A		N/A
Royalty on metals per above	(32)	N/A		N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	(130)	N/A		N/A
Indonesia mining	802	470		52
North America copper mines	1,402	847	a	194
South America copper mines	1,008	497		123
Africa mining	-	-		1
Molybdenum	683	417		52
Rod & Refining	1,485	1,478		2
Atlantic Copper Smelting & Refining	625	611		9
Corporate, other & eliminations	(1,389)	(1,446)		9
As reported in FCX’s consolidated financial statements	$4,616	$2,874	a	$442

a. Includes lower of cost or market copper inventory adjustments of $17 million.

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Gold	Silver	Total

Revenues, excluding adjustments shown below	$2,730	$2,730		$1,908	$57	$4,695

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,105	642		449	14	1,105
Gold and silver credits	(1,965)	-		-	-	-
Treatment charges	248	144		101	3	248
Royalty on metals	113	66		46	1	113
Net cash (credits) costs	(499)	852		596	18	1,466
Depreciation and amortization	207	121		84	2	207
Noncash and nonrecurring costs, net	29	17		12	-	29
Total (credits) costs	(263)	990		692	20	1,702
Revenue adjustments, primarily for pricing on
prior period open sales	54	54		-	-	54
PT Smelting intercompany profit	(47)	(27)		(19)	(1)	(47)
Gross profit	$3,000	$1,767		$1,197	$36	$3,000

Sales
Copper (in million pounds)	1,131	1,131
Gold (in thousand ounces)				2,015
Silver (in thousand ounces)					4,054

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$2.41	$2.41		$944.05	$13.94

Site production and delivery, before net noncash
and nonrecurring costs shown below	0.98	0.57		222.78	3.33
Gold and silver credits	(1.74)	-		-	-
Treatment charges	0.22	0.12		49.92	0.75
Royalty on metals	0.10	0.06		22.92	0.34
Unit net cash (credits) costs	(0.44)	0.75		295.62	4.42
Depreciation and amortization	0.18	0.11		41.81	0.63
Noncash and nonrecurring costs, net	0.03	0.02		5.89	0.09
Total unit (credits) costs	(0.23)	0.88		343.32	5.14
Revenue adjustments, primarily for pricing on
prior period open sales	0.05	0.05		2.74	0.23
PT Smelting intercompany profit	(0.04)	(0.02)		(9.38)	(0.14)
Gross profit per pound/ounce	$2.65	$1.56		$594.09	$8.89

Reconciliation to Amounts Reported		Production		Depreciation,
		and		Depletion and
(In Millions)	Revenues	Delivery		Amortization
Totals presented above	$4,695	$1,105		$207
Net noncash and nonrecurring costs per above	N/A	29		N/A
Less: Treatment charges per above	(248)	N/A		N/A
Royalty on metals per above	(113)	N/A		N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	54	N/A		N/A
Indonesia mining	4,388	1,134		207
North America copper mines	2,241	1,465		209
South America copper mines	2,604	1,112		201
Africa mining	170	197		37
Molybdenum	590	477	a	35
Rod & Refining	2,329	2,314		6
Atlantic Copper Smelting & Refining	1,202	1,205		26
Corporate, other & eliminations	(3,094)	(2,799)		19
As reported in FCX’s consolidated financial statements	$10,430	$5,105	a	$740

a. Includes lower of cost or market molybdenum inventory adjustments of $19 million.

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Gold	Silver	Total

Revenues, excluding adjustments shown below	$2,344	$2,344		$686	$40	$3,070

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,285	981		287	17	1,285
Gold and silver credits	(726)	-		-	-	-
Treatment charges	195	149		44	2	195
Royalty on metals	87	67		19	1	87
Net cash costs	841	1,197		350	20	1,567
Depreciation and amortization	145	110		33	2	145
Noncash and nonrecurring costs, net	23	18		5	-	23
Total costs	1,009	1,325		388	22	1,735
Revenue adjustments, primarily for pricing on
prior period open sales	82	82		-	-	82
PT Smelting intercompany profit	5	4		1	-	5
Gross profit	$1,422	$1,105		$299	$18	$1,422

Sales
Copper (in million pounds)	700	700
Gold (in thousand ounces)				757
Silver (in thousand ounces)					2,413

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$3.33	$3.33		$897.19	$16.13

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.84	1.40		379.34	6.93
Gold and silver credits	(1.04)	-		-	-
Treatment charges	0.28	0.21		57.68	1.05
Royalty on metals	0.12	0.09		25.51	0.47
Unit net cash costs	1.20	1.70		462.53	8.45
Depreciation and amortization	0.21	0.16		42.89	0.78
Noncash and nonrecurring costs, net	0.03	0.03		6.85	0.13
Total unit costs	1.44	1.89		512.27	9.36
Revenue adjustments, primarily for pricing on
prior period open sales	0.13	0.13		9.05	0.43
PT Smelting intercompany profit	0.01	0.01		1.38	0.03
Gross profit per pound/ounce	$2.03	$1.58		$395.35	$7.23

Reconciliation to Amounts Reported		Production		Depreciation,
		and		Depletion and
(In Millions)	Revenues	Delivery		Amortization
Totals presented above	$3,070	$1,285		$145
Net noncash and nonrecurring costs per above	N/A	23		N/A
Less: Treatment charges per above	(195)	N/A		N/A
Royalty on metals per above	(87)	N/A		N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	82	N/A		N/A
Indonesia mining	2,870	1,308		145
North America copper mines	4,469	2,216	a	565
South America copper mines	4,043	1,391		380
Africa mining	-	12		3
Molybdenum	2,117	1,298		160
Rod & Refining	4,856	4,831		5
Atlantic Copper Smelting & Refining	2,014	1,960		27
Corporate, other & eliminations	(4,640)	(4,700)		37
As reported in FCX’s consolidated financial statements	$15,729	$8,316	a	$1,322

a. Includes lower of cost or market copper inventory adjustments of $22 million.

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended
	September 30,
(In Millions)	2009	2008

Revenues	$111	$394

Site production and delivery, before net noncash
and nonrecurring costs shown below	40	62
Net cash costs	40	62
Depreciation, depletion and amortization	8	53
Noncash and nonrecurring costs, net	1	5
Total costs	49	120
Gross profita	$62	$274

Molybdenum sales (in million pounds)	8	13

Gross profit per pound of molybdenum:

Revenues	$13.05	$31.21

Site production and delivery, before net noncash
and nonrecurring costs shown below	4.69	4.90
Unit net cash costs	4.69	4.90
Depreciation, depletion and amortization	1.00	4.20
Noncash and nonrecurring costs, net	0.02	0.39
Total unit costs	5.71	9.49
Gross profit per pound	$7.34	$21.72

Reconciliation to Amounts Reported
(In Millions)				Depreciation,
		Production		Depletion and
Three Months Ended September 30, 2009	Revenues	and Delivery		Amortization
Totals presented above	$111	$40		$8
Net noncash and nonrecurring costs per above	N/A	1		N/A
Henderson mine	111	41		8
Other molybdenum operations and eliminationsb	147	136		5
Molybdenum	258	177		13
North America copper mines	920	451		70
South America copper mines	1,018	379		67
Indonesia mining	1,656	369		64
Africa mining	113	89		20
Rod & Refining	963	957		2
Atlantic Copper Smelting & Refining	495	493		9
Corporate, other & eliminations	(1,279)	(1,200)		7
As reported in FCX’s consolidated financial statements	$4,144	$1,715		$252

Three Months Ended September 30, 2008
Totals presented above	$394	$62		$53
Net noncash and nonrecurring costs per above	N/A	5		N/A
Henderson mine	394	67		53
Other molybdenum operations and eliminationsb	289	350		(1)
Molybdenum	683	417		52
North America copper mines	1,402	847	c	194
South America copper mines	1,008	497		123
Indonesia mining	802	470		52
Africa mining	-	-		1
Rod & Refining	1,485	1,478		2
Atlantic Copper Smelting & Refining	625	611		9
Corporate, other & eliminations	(1,389)	(1,446)		9
As reported in FCX’s consolidated financial statements	$4,616	$2,874	c	$442

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing.  On a consolidated basis, the Molybdenum segment includes profits on sales    as they are made to third parties and realizations based on actual contract terms.  As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which is included in Molybdenum operations.
c. Includes lower of cost or market copper inventory adjustments of $17 million.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Nine Months Ended
	September 30,
(In Millions)	2009	2008

Revenues	$236	$997

Site production and delivery, before net noncash
and nonrecurring costs shown below	111	164
Net cash costs	111	164
Depreciation, depletion and amortization	20	139
Noncash and nonrecurring costs, net	1	6
Total costs	132	309
Gross profita	$104	$688

Molybdenum sales (in million pounds)	21	33

Gross profit per pound of molybdenum:

Revenues	$11.38	$30.32

Site production and delivery, before net noncash
and nonrecurring costs shown below	5.34	4.99
Unit net cash costs	5.34	4.99
Depreciation, depletion and amortization	0.98	4.23
Noncash and nonrecurring costs, net	0.03	0.17
Total unit costs	6.35	9.39
Gross profit per pound	$5.03	$20.93

Reconciliation to Amounts Reported
(In Millions)				Depreciation,
		Production		Depletion and
Nine Months Ended September 30, 2009	Revenues	and Delivery		Amortization
Totals presented above	$236	$111		$20
Net noncash and nonrecurring costs per above	N/A	1		N/A
Henderson mine	236	112		20
Other molybdenum operations and eliminationsb	354	365	c	15
Molybdenum	590	477		35
North America copper mines	2,241	1,465		209
South America copper mines	2,604	1,112		201
Indonesia mining	4,388	1,134		207
Africa mining	170	197		37
Rod & Refining	2,329	2,314		6
Atlantic Copper Smelting & Refining	1,202	1,205		26
Corporate, other & eliminations	(3,094)	(2,799)		19
As reported in FCX’s consolidated financial statements	$10,430	$5,105	c	$740

Nine Months Ended September 30, 2008
Totals presented above	$997	$164		$139
Net noncash and nonrecurring costs per above	N/A	6		N/A
Henderson mine	997	170		139
Other molybdenum operations and eliminationsb	1,120	1,128		21
Molybdenum	2,117	1,298		160
North America copper mines	4,469	2,216	d	565
South America copper mines	4,043	1,391		380
Indonesia mining	2,870	1,308		145
Africa mining	-	12		3
Rod & Refining	4,856	4,831		5
Atlantic Copper Smelting & Refining	2,014	1,960		27
Corporate, other & eliminations	(4,640)	(4,700)		37
As reported in FCX’s consolidated financial statements	$15,729	$8,316	d	$1,322

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing.  On a consolidated basis, the Molybdenum segment includes profits on sales as they are made to third parties and realizations based on actual contract terms.  As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which is included in Molybdenum operations.
c. Includes lower of cost or market molybdenum inventory adjustments of $19 million.
d. Includes lower of cost or market copper inventory adjustments of $22 million.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

FCX’s third-quarter 2009 income tax provision resulted from taxes on international operations ($660 million) and U.S. operations ($24 million).  FCX’s income tax provision for the first nine months of 2009 resulted from taxes on international operations ($1.5 billion) and U.S. operations ($29 million).  FCX’s effective tax rate for 2009 has been highly sensitive to changes in commodity prices and the mix of income between U.S. and international operations.  Income taxes for FCX’s South America and Indonesia operations are recorded at the applicable statutory rates.  At certain commodity prices, FCX does not record a benefit for losses generated in the U.S. and those losses cannot be used to offset income generated from international operations.  The differences between FCX’s consolidated effective tax rates for the 2009 periods and the U.S. federal statutory rate of 35 percent were primarily attributable to the high proportion of income earned in Indonesia, which was taxed at an effective rate of 43 percent.

FCX’s third-quarter 2008 income tax provision resulted from taxes on international operations ($230 million) and U.S. operations ($10 million).  FCX’s income tax provision for the first nine months of 2008 resulted from taxes on international operations ($1.3 billion) and U.S. operations ($308 million).  The differences between FCX’s consolidated effective income tax rates for the 2008 periods and the U.S. federal statutory rate of 35 percent were primarily attributable to a U.S. benefit for percentage depletion, partly offset by withholding taxes and incremental U.S. income tax accrued on foreign earnings.

A summary of the approximate amounts in the calculation of FCX’s consolidated provision for income taxes for the three-month and nine-month periods ended September 30, 2009 and 2008 follows (in millions, except percentages):

	Three Months Ended September 30,
	2009			2008
			Income Tax			Income Tax
	Income	Effective	Provision	Income	Effective	Provision
	(Loss)a	Tax Rate	(Benefit)	(Loss)a	Tax Rate	(Benefit)
U.S.	$183	13%	$24	$358	3%	$10
South America	575	34%	197	387	28%	109
Indonesia	1,193	43%	508	271	42%	114
Africa	(25)	12%	(3)	-	30%	-
Eliminations and other	(42)	N/A	(18)	(36)	N/A	(34)
Annualized rate adjustmentb	N/A	N/A	(24)	N/A	N/A	41
Consolidated FCX	$1,884	36%c	$684	$980	24%	$240

	Nine Months Ended September 30,
	2009			2008
			Income Tax			Income Tax
	Income	Effective	Provision	Income	Effective	Provision
	(Loss)a	Tax Rate	(Benefit)	(Loss)a	Tax Rate	(Benefit)
U.S.	$(135)	(21)%	$29	$1,649	19%	$308
South America	1,269	33%	418	2,225	32%	717
Indonesia	2,952	43%	1,257	1,324	42%	558
Africa	(111)	26%	(29)	-	30%	-
Eliminations and other	(217)	N/A	(74)	(56)	N/A	(15)
Annualized rate adjustmentb	N/A	N/A	(44)	N/A	N/A	59
Consolidated FCX	$3,758	41%c	$1,557	$5,142	32%	$1,627

a.	Represents income (loss) by geographic location before income taxes and equity in affiliated companies’ net earnings.
b.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes to equal its estimated annualized tax rate.
c.
FCX’s estimated consolidated effective tax rate for 2009 will vary with commodity price changes and the mix of income from international and U.S. operations.  Following is a summary of FCX’s estimated annual and fourth quarter consolidated effective tax rates using projected sales volumes and based on various commodity price assumptions for the fourth quarter of 2009.

			Estimated	Estimated
Copper	Gold	Molybdenum	Annual Effective	Fourth Quarter
(per pound)	(per ounce)	(per pound)	Tax Rate	Tax Rate
$2.25	$1,000	$10	44%	57%
$2.75	$1,000	$10	42%	44%
$3.25	$1,000	$10	41%	41%

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

FCX has organized its mining operations into five primary divisions – North America copper mines, South America copper mines, Indonesia mining, Africa mining and Molybdenum operations.  Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis.  Therefore, FCX concluded that its operating segments include individual mines.  Operating segments that meet certain thresholds are reportable segments.  Further discussion of the reportable segments included in FCX’s primary operating divisions, as well as FCX’s other reportable segments – Rod & Refining and Atlantic Copper Smelting & Refining – follows.

North America Copper Mines.  FCX currently has five operating copper mines in North America – Morenci, Sierrita, Bagdad, Safford and Tyrone.  The North America mines division includes the Morenci copper mine as a reportable segment.  Other North America copper mines include FCX’s other southwestern U.S. copper mines including mines on care-and-maintenance status.  In addition to copper, the Sierrita and Bagdad mines produce molybdenum concentrates as a by-product.

South America Copper Mines.  FCX has four operating copper mines in South America – Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile.  The South America copper mines division includes the Cerro Verde copper mine as a reportable segment.  Other South America copper mines include FCX’s Chilean copper mines.  In addition to copper, the Candelaria and Ojos del Salado mines produce gold and silver as by-products.

Indonesia.  Indonesia mining includes PT Freeport Indonesia’s Grasberg minerals district.  PT Freeport Indonesia produces copper concentrates, which contain significant quantities of gold and silver.

Africa.  Africa mining includes the Tenke Fungurume copper and cobalt mine.  The Tenke Fungurume mine produces copper cathode and cobalt hydroxide.  Copper cathode production commenced in March 2009 and the cobalt plant and sulphuric acid plant were commissioned in the third quarter of 2009.

Molybdenum.  The Molybdenum segment includes the Henderson molybdenum mine in Colorado and related conversion facilities.  The Molybdenum segment also includes a sales company that purchases and sells molybdenum from the Henderson mine as well as from the North and South America copper mines that produce molybdenum as a by-product.

Rod & Refining.  The Rod & Refining segment consists of copper conversion facilities located in North America, including a refinery, three rod mills and a specialty copper products facility.  This segment processes copper produced at FCX’s North America mines and purchased copper into copper cathode, rod and custom copper shapes.  At times this segment refines copper and produces copper rod and shapes for customers on a toll basis.

Atlantic Copper Smelting & Refining.  Atlantic Copper, FCX’s wholly owned smelting unit in Spain, smelts and refines copper concentrates and markets refined copper and precious metals in slimes.

Intersegment Sales.  Intersegment sales between FCX’s operations are based on similar arms-length transactions with third parties at the time of the sale.  Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations.  FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments.  However, not all costs and expenses applicable to a mine or operation are allocated.  All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable mine or operation.  In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments.  Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

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FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS
(continued)

(in millions)	North America Copper Mines			South America Copper Mines			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Molyb-	Rod &	Smelting	Other &	FCX
Three Months Ended September 30, 2009	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Revenues:
Unaffiliated customers	$18	$25	$43	$386	$546	$932	$1,348	a	$113	$258	$955	$495	$-	$4,144
Intersegment	299	578	877	83	3	86	308		-	-	8	-	(1,279)	-
Production and delivery	148	303	451	154	225	379	369		89	177	957	493	(1,200)	1,715
Depreciation, depletion and amortization	36	34	70	37	30	67	64		20	13	2	9	7	252
Selling, general and administrative expenses	-	-	-	-	-	-	24		-	2	-	4	44	74
Exploration and research expenses	-	-	-	-	-	-	-		-	1	-	-	18	19
Operating income (loss)	133	266	399	278	294	572	1,199		4	65	4	(11)	(148)	2,084

Interest expense, net	1	3	4	-	-	-	2		5	-	-	1	150	162
Provision for (benefit from) income taxes	-	-	-	85	112	197	508		(3)	-	-	-	(18)	684
Total assets at September 30, 2009	1,977	4,012	5,989	4,259	2,426	6,685	5,446		3,318	1,771	321	1,069	1,106	25,705
Capital expenditures	8	13	21	13	5	18	58		119	11	2	11	4	244

Three Months Ended September 30, 2008
Revenues:
Unaffiliated customers	$86	$97	$183	$315	$578	$893	$754	a	$-	$683	$1,477	$625	$1	$4,616
Intersegment	425	794	1,219	94	21	115	48		-	-	8	-	(1,390)	-
Production and delivery	347	483	830	161	336	497	470		-	417	1,478	611	(1,446)	2,857
Depreciation, depletion and amortization	81	113	194	42	81	123	52		1	52	2	9	9	442
Lower of cost or market inventory adjustments	-	17	17	-	-	-	-		-	-	-	-	-	17
Selling, general and administrative expenses	-	-	-	-	-	-	20		-	3	-	4	63	90
Exploration and research expenses	-	-	-	-	-	-	-		-	-	-	-	77	77
Operating income (loss)	83	278	361	206	182	388	260		(1)	211	5	1	(92)	1,133

Interest expense, net	1	3	4	-	4	4	(1)		-	-	1	3	128	139
Provision for income taxes	-	-	-	56	53	109	114		-	-	-	-	17	240
Goodwill at September 30, 2008	1,912	2,299	4,211	763	366	1,129	-		2	703	-	-	3	6,048
Total assets at September 30, 2008	7,130	12,222	19,352	4,933	4,350	9,283	4,121		2,254	4,181	493	856	1,466	42,006
Capital expenditures	85	110	195	26	37	63	109		314	60	2	7	16	766

a. Includes PT Freeport Indonesia’s sales to PT Smelting totaling $514 million in third-quarter 2009 and $376 million in third-quarter 2008.

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FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS
(continued)

(in millions)	North America Copper Mines			South America Copper Mines			Indonesia		Africa
													Atlantic
													Copper	Corporate,
		Other		Cerro	Other						Molyb-	Rod &	Smelting	Other &	FCX
Nine Months Ended September 30, 2009	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke		denum	Refining	& Refining	Eliminations	Total
Revenues:
Unaffiliated customers	$57	$75	$132	$974	$1,349	$2,323	$3,698	a	$170		$590	$2,309	$1,202	$6	$10,430
Intersegment	745	1,364	2,109	230	51	281	690		-		-	20	-	(3,100)	-
Production and delivery	482	983	1,465	456	656	1,112	1,134		197	b	458	2,314	1,205	(2,799)	5,086
Depreciation, depletion and amortization	106	103	209	112	89	201	207		37		35	6	26	19	740
Lower of cost or market inventory adjustments	-	-	-	-	-	-	-		-		19	-	-	-	19
Selling, general and administrative expenses	-	-	-	-	-	-	64		-		9	-	11	141	225
Exploration and research expenses	-	-	-	-	-	-	-		-		1	-	-	72	73
Restructuring and other chargesc	26	(2)	24	-	-	-	-		-		(1)	(2)	-	2	23
Operating income (loss)	188	355	543	636	655	1,291	2,983		(64)		69	11	(40)	(529)	4,264

Interest expense, net	3	9	12	-	1	1	3		8		-	-	3	424	451
Provision for (benefit from) income taxes	-	-	-	199	219	418	1,257		(29)		-	-	-	(89)	1,557
Capital expenditures	42	79	121	83	46	129	186		577		71	8	23	23	1,138

Nine Months Ended September 30, 2008
Revenues:
Unaffiliated customers	$343	$314	$657	$1,572	$2,078	$3,650	$2,452	a	$-		$2,117	$4,832	$2,014	$7	$15,729
Intersegment	1,391	2,421	3,812	275	118	393	418		-		-	24	-	(4,647)	-
Production and delivery	929	1,265	2,194	530	861	1,391	1,308		12		1,298	4,831	1,960	(4,700)	8,294
Depreciation, depletion and amortization	242	323	565	131	249	380	145		3		160	5	27	37	1,322
Lower of cost or market inventory adjustments	-	22	22	-	-	-	-		-		-	-	-	-	22
Selling, general and administrative expenses	-	-	-	-	-	-	104		-		14	-	18	164	300
Exploration and research expenses	-	-	-	-	-	-	-		-		1	-	-	208	209
Operating income (loss)	563	1,125	1,688	1,186	1,086	2,272	1,313		(15)		644	20	9	(349)	5,582

Interest expense, net	2	8	10	2	2	4	2		-		-	3	9	416	444
Provision for income taxes	-	-	-	383	334	717	558		-		-	-	-	352	1,627
Capital expenditures	244	254	498	88	141	229	332		698		104	6	19	43	1,929

a. Includes PT Freeport Indonesia’s sales to PT Smelting totaling $1.3 billion in the first nine months of 2009 and $1.2 billion in the first nine months of 2008.
b. Includes charges totaling $50 million associated with Tenke Fungurume’s project start-up costs.
c. The following table summarizes restructuring and other charges:

Restructuring charges	$25	$4	$29	$-	$-	$-	$-		$-		$1	$-	$-	$2	$32
Special retirement benefits and curtailments	1	(6)	(5)	-	-	-	-		-		(2)	(2)	-	-	(9)
Restructuring and other charges	$26	$(2)	$24	$-	$-	$-	$-		$-		$(1)	$(2)	$-	$2	$23

XXV